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                                                                   EXHIBIT 10.18

                               AMENDMENT NO. 1 TO
               THE AMENDED AND RESTATED PRENTISS PROPERTIES TRUST
                         TRUSTEES' SHARE INCENTIVE PLAN

                             AS OF OCTOBER 23, 2002


         This Amendment by Prentiss Properties Trust to the Amended and Restated Prentiss Properties Trust Trustees' Share Incentive Plan (the "Plan"), made pursuant to the right to amend reserved in Article X of the Plan, amends and modifies the Plan as follows:

         1. The following shall be added to the end of Article X:

            "Notwithstanding the above or anything in this Plan to the contrary, except as provided in Section 2.02, the Administrator shall not have the power to adjust the price per Share of Shares purchased on the exercise of an Option without the consent of the Company's shareholders."

         2. In all other respects, the Plan shall remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, the foregoing Amendment is hereby duly executed by the corporate officer signing below on October 23, 2002.

                                       PRENTISS PROPERTIES TRUST



                                       By: /s/ Thomas F. August
                                           -------------------------------------
                                           Thomas F. August
                                           President and Chief Executive Officer